Exhibit 99.1

Cornell Companies, Inc. Names John Nieser Chief Financial Officer

PR Newswire — February 7, 2005

HOUSTON, Feb. 7 /PRNewswire-FirstCall/ — Cornell Companies, Inc. (NYSE: CRN), a leading provider of privatized adult and juvenile correctional, treatment and educational services, today announced the appointment of John Nieser as chief financial officer. Nieser, who joined Cornell in April 2004 as treasurer, has been serving in that capacity as well as acting CFO since August 2004.

James Hyman, Cornell’s chief executive officer, said, “At Cornell John has demonstrated strong analytical and problem-solving skills that have helped strengthen the company’s finance function and promoted greater transparency in our financial reporting. He possesses an outstanding set of background experiences and has demonstrated, on the job, that he can meet the requirements posed by Cornell’s growth and our obligations under the provisions of the Sarbanes-Oxley legislation.

“During his time as acting CFO and treasurer, John has established excellent working relationships with the banks that are a part of Cornell’s new syndicate and has forged relationships with our analysts and many of our major shareholders. We look forward to continuing to benefit from his 20 years of experience in financial management and his commitment to Cornell,” Hyman added.

Prior to joining Cornell, Nieser, who is from Sugar Land, Texas, served as senior vice president, chief financial officer and treasurer of Guardian Savings and Loan Association and as controller for a number of organizations including GE Aero Energy Products, in the Power Systems Division of General Electric. He is a CPA and graduated with honors from the University of Houston with a BBA in accounting. He began his professional career with Ernst & Young, LLP, where he served last as a senior audit manager.

Cornell Companies, Inc. is a leading private provider of corrections, treatment and educational services outsourced by federal, state and local governmental agencies. Cornell provides a diversified portfolio of services for adults and juveniles, including incarceration and detention, transition from incarceration, drug and alcohol treatment programs, behavioral rehabilitation and treatment, and grades 3-12 alternative education in an environment of dignity and respect, emphasizing community safety and rehabilitation in support of public policy. Cornell ( http://www.cornellcompanies.com ) has 69 facilities in 16 states and the District of Columbia and 5 facilities under development or construction, including a facility in one additional state. Cornell has a total service capacity of 18,070, including capacity for 1,514 individuals that will be available upon completion of facilities under development or construction.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current plans and actual future activities and results of operations may be materially different from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, among others, (1) the outcomes of pending putative class action shareholder and derivative lawsuits, and related insurance coverage, (2) Cornell’s ability to win new contracts and to execute its growth strategy, (3) risks associated with acquisitions and the integration thereof (including the ability to achieve administrative and operating cost savings and anticipated synergies), (4) the timing and costs of the opening of new programs and facilities or the expansions of existing facilities, (5) Cornell’s ability to negotiate contracts at those facilities for which it currently does not have an operating contract, (6) significant charges to expense of deferred costs associated with financing and other projects in development if management determines that one or more of such projects is unlikely to be successfully concluded, (7) results from alternative deployment or sale of facilities such as the New Morgan Academy or the inability to do so, (8) Cornell’s ability to complete the construction of the Moshannon Valley Correctional Center as anticipated,

(9) changes in governmental policy and/or funding to discontinue or not renew existing arrangements, to eliminate or discourage the privatization of correctional, detention and pre-release services in the United States, or to eliminate rate increase, (10) the availability of financing on terms that are favorable to Cornell,

(11) fluctuations in operating results because of occupancy levels and/or mix, competition (including competition from two competitors that are substantially larger than Cornell), increases in cost of operations, fluctuations in interest rates and risks of operations, and (12) the effectiveness of Cornell’s internal controls over financial reporting and the ability to certify the effectiveness thereof and to obtain a favorable attestation of the Company’s auditors regarding Cornell’s assessment of its internal controls.

SOURCE  Cornell Companies, Inc.

-0-                             02/07/2005

/CONTACT:  Paul Doucette, VP Business Development and Public Affairs of Cornell Companies, Inc., +1-713-623-0790, or Andy Merrill, +1-212-704-4559, andy.merrill@edelman.com , or Patricia Sturms, +1-212-704-4496, patricia.sturms@edelman.com , both of Edelman/